EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

United Health Products, Inc.

520 Fellowship Road, Suite # D-406

Mt. Laurel, NJ 08054

We hereby consent to the use in this Registration Statement on Post-Effective Amendment No. 1 to Form S-1 our report dated April 15, 2026, relating to the financial statements of United Health Products, Inc., as of and for the years ended December 31, 2025 and 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Mac Accounting Group & CPAs, LLP

Midvale, Utah

May 11, 2026